UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 5, 2020
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2020, in connection with a previously announced private offering, NovoCure Limited (the “Company”) issued $575 million aggregate principal amount of 0% Convertible Senior Notes due 2025 (the “Notes”), which includes the exercise in full by the Initial Purchasers (as defined below) of their option to purchase an additional $75 million aggregate principal amount of Notes. The Notes were issued pursuant to an Indenture, dated as of November 5, 2020 (the “Indenture”), among the Company and U.S. Bank Global Corporate Trust., as trustee (the “Trustee”). The Company offered and sold the Notes to the Initial Purchasers, pursuant to a purchase agreement (the “Purchase Agreement”), dated November 2, 2020, among the Company, J.P. Morgan and Wells Fargo Securities as representative of the several Initial Purchasers named in Schedule I thereto (collectively, the “Initial Purchasers”).
The net proceeds from the offering are approximately $558.4 million, after deducting Initial Purchasers’ discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering of the notes to further advance its clinical and product development programs and invest in associated pre-commercial and commercial activities, as well as for general corporate purposes.

The Notes are senior unsecured obligations of the Company. The Note do not bear regular interest, and the principal amount of the Notes will not accrete. Special interest, if any, payable in accordance with the terms of the Notes will be payable in cash semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2021. The Notes mature on November 1, 2025, unless earlier repurchased, redeemed or converted. The Notes are not redeemable prior to November 6, 2023. The Company may redeem for cash all or any portion of the Notes, at the Company’s option, on or after November 6, 2023 if the last reported sale price of the Company’s ordinary shares has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

The Notes are convertible into cash, the Company’s ordinary shares or a combination of cash and the Company’s ordinary shares at the Company’s election at an initial conversion rate of 5.9439 shares of the Company’s ordinary shares per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $168.24 per share of the Company’s ordinary share. The initial conversion price of the Notes represents a premium of approximately 50% over the $112.16 closing price of the Company’s ordinary share on Novembe, 2020.

Prior to the close of business on the business day immediately preceding August 1, 2025, the Notes are convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. On or after August 1, 2025 until the close of the business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions. If the Company undergoes a fundamental change (as defined in the indenture governing the notes), holders may require the Company to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or notice of redemption, as the case may be.

The offering and sale of the notes pursuant to the Purchase Agreement were made by the Issuer to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of the Notes), filed as an exhibit hereto and incorporated by reference herein.

The Notes and the Company’s ordinary shares issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and may not be offered or sold in the United States without registration under, or an applicable exemption from, the registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01. Other Events.

On November 5, 2020, the Company issued a press release announcing the closing of the private placement of the Notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference..

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1	Indenture, dated November 5, 2020, between NovoCure Limited. and U.S. Bank National Association
4.2	Form of 0% Convertible Senior Note due 2025 (included in Exhibit 4.1)
99.1	Press Release of NovoCure Limited, dated November 5, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: November 5, 2020

By: /s/ Ashley Cordova
Name: Ashley Cordova
Title: Chief Financial Officer